EXHIBIT 10

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                                                                     Exhibit 10


The Shareholders and Board of Trustees
USAA Life Investment Trust:

We consent to the use of our report dated February 5, 1999, incorporated herein by reference and to the reference to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                     /s/ KPMG LLP

San Antonio, Texas
February 22, 1999